UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 15, 2009
Date of Report (Date of earliest event reported)
DEI HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

FLORIDA	000-51664	65-0964171

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
1 VIPER WAY
VISTA, CALIFORNIA
92081
(Address of Principal Executive Offices) (Zip Code)
(760) 598-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On January 11, 2009, our board of directors approved the filing of a Form 25 and a Form 15 to voluntarily delist our common stock from the NASDAQ Global Market, voluntarily deregister our common stock with the Securities and Exchange Commission, and suspend our reporting obligations under the Securities Exchange Act of 1934, as amended. We intend to file the Form 25 on January 26, 2009 and the Form 15 on February 5, 2009. We expect the deregistration to become effective within 90 days of the filing of the Form 15 with the Securities and Exchange Commission.
          On January 15, 2009, we issued a press release announcing our intention to voluntarily withdraw our common stock from registration under the Securities Exchange Act of 1934 and to delist our common stock from the NASDAQ Global Market. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 3.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On January 10, 2009, Edmond S. Thomas resigned from our board of directors. On January 15, 2009, we issued a press release announcing the resignation of Mr. Thomas from our board of directors. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 5.02.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number
99.1	Press Release from DEI Holdings, Inc., dated January 15, 2009, entitled “DEI Holdings Announces Initiative to Further Reduce Costs through Voluntary NASDAQ Delisting and SEC Deregistration”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEI HOLDINGS, INC.
Date: January 15, 2009	By:	/s/ Kevin P. Duffy
Kevin P. Duffy
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release from DEI Holdings, Inc., dated January 15, 2009, entitled “DEI Holdings Announces Initiative to Further Reduce Costs through Voluntary NASDAQ Delisting and SEC Deregistration”